Exhibit 99.1

       Harrington West to Present at Sandler O'Neill & Partners
               West Coast Financial Services Conference

    SOLVANG, Calif.--(BUSINESS WIRE)--March 8, 2005--Harrington West Financial Group, Inc. (Nasdaq: HWFG), the holding company for Los Padres Bank, FSB and its division Harrington Bank, today announced that Craig J. Cerny, Chairman and Chief Executive Officer, will be presenting at the Sandler O'Neill West Coast Financial Services Conference on Thursday, March 10, 2005 at 5:25 pm PST to be held at the Four Seasons Resort, Aviara - North San Diego. Mr. William "Butch" Phillips, President, will be joining Mr. Cerny. This 30 minute presentation including a question and answer period will focus on HWFG's performance, strategy, and outlook. It will be webcast via www.sandleroneill.com or please go to Harringtonwest.com and click on the URL listed for the presentation's webcast. This presentation will also be available via audio conference at 800-239-8730 by referencing Session 2 of the conference.
    Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG will operate 15 full service banking offices on the central coast of California, Scottsdale Arizona, and the Kansas City metro, when it opens its second banking office in the Scottsdale Airpark in early 2005 and completes the acquisition of a banking office with deposits of $51.9 million in Thousand Oaks, California. HWFG also owns Harrington Wealth Management Company, a trust and investment management company with $134.8 million in assets under management or custody.

    CONTACT: Harrington West Financial Group, Inc.
             Craig J. Cerny, 913-663-0180
             or
             For share transfer information
             Lisa F. Watkins, 805-688-6644